Exhibit 99.1

Owens & Minor, Inc. Completes Sale of Products & Healthcare Services Business to Platinum Equity

The Transaction Includes the Owens & Minor Brand, and the Remaining Company Will Become Accendra Health

Completes the Company’s Transformation into a Pure Play Leader in the Home-Based Care Market

RICHMOND, VA – December 31, 2025 – Owens & Minor, Inc. (NYSE: OMI) (the “Company”) announced the completion of the sale of its Products & Healthcare Services (P&HS) segment and the Owens & Minor brand to Platinum Equity and is renaming the publicly traded parent company Accendra Health, Inc.

“Today’s announcement marks an inflection point in the strategic transformation of Owens & Minor into Accendra Health, a leading nationwide pure play home based care platform. The completion of the sale of the P&HS segment enables the Company to become a more focused and resilient organization that is well equipped to deliver on our commitment to supporting patients with chronic conditions by providing what they need for home-based care. We’re energized by what lies ahead and are confident that our comprehensive product portfolio, expansive payor contracts, and national footprint position us advantageously for the future evolution of home-based care,” said Edward A. Pesicka, President & Chief Executive Officer.

“With Accendra’s full attention dedicated to our Apria and Byram brands, our capital deployment, corporate strategy, and operational execution are focused and aligned to support durable growth and create long-term value,” Pesicka concluded.

On October 7, Owens & Minor, Inc. announced a definitive agreement to sell its P&HS segment along with the Owens & Minor brand. The Company completed the sale to Platinum Equity for $375 million in cash, subject to certain customary adjustments for cash, indebtedness, net working capital, and transaction expenses, and a 5% retained equity stake while also preserving tax attributes in excess of $150 million.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our financial performance, our 2025 financial results, our expectations regarding the performance of our business following the completion of the sale of the P&HS business, our cost saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of our business, including our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

CONTACT:

Investors

Will Parrish

Vice President | Strategy, Corporate Development, & Investor Relations

Investor.Relations@owens-minor.com

Media

Darla Turner

Media@owens-minor.com

OMI-IR

SOURCE: Owens & Minor, Inc.

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